Exhibit 99.2

CDK Global Declares Regular Quarterly Cash Dividend

HOFFMAN ESTATES, Ill., June 08, 2016 (GLOBE NEWSWIRE) -- The Board of Directors of CDK Global, Inc. (Nasdaq:CDK) has declared a regular quarterly cash dividend of $0.135 per share payable on June 30, 2016 to shareholders of record at the close of business on June 20, 2016.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit www.cdkglobal.com.

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com